UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 6, 2012
(Date of earliest event reported)

Retail Properties of America, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code:   (630) 218-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Retail Properties of America, Inc. (the “Company”) is re-issuing in an updated format the historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”) in accordance with Accounting Standards Codification (ASC) 205-20, “Presentation of Financial Statements – Discontinued Operations.” During the nine months ended September 30, 2012, the Company sold 20 properties and had two properties classified as held for sale, each of which qualifies as discontinued operations, and in compliance with ASC 205-20 has reported revenue, expenses and net gains from the sale of these properties as discontinued operations for each period presented in its Quarterly Report on Form 10-Q, filed on November 6, 2012. Under Securities and Exchange Commission (SEC) requirements, the same reclassification as discontinued operations required by ASC 205-20 following the sale of a property or the classification of a property as held-for-sale is required for previously issued annual financial statements for each of the three years shown in the Company’s last annual report on Form 10-K, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to the date of the sale. This reclassification has no effect on the Company’s previously reported net income (loss) attributable to Company shareholders or funds from operations.

In addition, on March 20, 2012, the Company effectuated a ten-to-one reverse stock split of its then outstanding common stock. Immediately following the reverse stock split, the Company redesignated all of its common stock as Class A common stock. On March 21, 2012, the Company paid a stock dividend pursuant to which each then outstanding share of its Class A common stock received one share of Class B-1 common stock, plus one share of Class B-2 common stock, plus one share of Class B-3 common stock. These transactions are referred to as the Recapitalization. All common stock share and per share data included in these re-issued historical financial statements give retroactive effect to the Recapitalization.

This report on Form 8-K updates Items 6, 7 and 8 of the Form 10-K to reflect the properties sold during the nine months ended September 30, 2012 and the properties that were classified as held for sale as of September 30, 2012, as discontinued operations for all the years presented, as well as the Recapitalization. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K, except to the extent expressly provided above. The information provided in this Current Report on Form 8-K should be read in conjunction with the portions of the Form 10-K not subject to the updates described herein and the Company’s filings made with the SEC subsequent to the filing of the Form 10-K.

Item 9.01  Financial Statements and Exhibits

(d)        Exhibits

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “goals,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “initiative,” “likely,” “anticipate,” “position,” “focus,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.

By:	/s/ Steven P. Grimes

Steven P. Grimes
President and Chief Executive Officer

Date:	November 6, 2012

By:	/s/ Angela M. Aman

Angela M. Aman
Executive Vice President, Chief Financial Officer and Treasurer

Date:	November 6, 2012

By:	/s/ James W. Kleifges

James W. Kleifges
Executive Vice President and Chief Accounting Officer

Date:	November 6, 2012

EXHIBIT INDEX

Attached as exhibits to this form are the documents listed below:

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Form 10-K, Item 6.	Selected Financial Data

	Form 10-K, Item 7.	Management’s Discussion and Analysis of Financial Condition and
Results of Operations

	Form 10-K, Item 8.	Financial Statements and Supplementary Data

101
Attached as Exhibit 101 to this report are the following formatted in XBRL (Extensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2011 and 2010, (ii) Consolidated Statements of Operations and Other Comprehensive Loss for the Years Ended December 31, 2011, 2010 and 2009, (iii) Consolidated Statements of Equity for the Years Ended December 31, 2011, 2010 and 2009, (iv) Consolidated Statements of Cash Flows for the Years Ended December 31, 2011, 2010 and 2009, and (v) Notes to Consolidated Financial Statements. *

*  In accordance with Rule 406T of Regulations S-T, the XBRL related information in Exhibit 101 to this Annual Report on Form 10-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be part of any registration or other document filed under the Securities Act or the Exchange Act, except as shall be deemed expressly set forth by specific reference in such filing.